EXHIBIT 23A

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3, of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended February 1, 1997, as amended by Form 10-K/A dated May 20, 1997 and Forms 10-K/A dated August 6, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                       DELOITTE & TOUCHE LLP


August 20, 1997